Exhibit 99.1

Contact:	Tim Adams, Chief Financial Officer
Anne Rivers, Investor Relations
Jeff Keene, Healthcare Media
Cytyc Corporation: 508-263-8765
www.cytyc.com

Stephanie Carrington
The Ruth Group: 646-536-7017

Shanti Skiffington/Wendy Ryan
Schwartz Communications: 781-684-0770

CYTYC REPORTS RECORD FOURTH QUARTER AND FULL YEAR 2006 RESULTS

Full Year 2006 Revenue Increases $100 Million, or 20 Percent, to $608.3 Million

Full Year 2006 Diluted Earnings per Share Grow 24 percent to $1.16

Marlborough, Mass., February 7, 2007— Cytyc Corporation (NASDAQ:CYTC) today announced results for the fourth quarter and year ended December 31, 2006.

Revenue for the quarter ended December 31, 2006, rose 18 percent to $163.1 million compared to revenue of $138.6 million for the same period of 2005. Net income for the quarter was $42.4 million, or $0.35 per diluted share, compared to net income for the same period in 2005 of $33.4 million, or $0.27 per diluted share, an increase in diluted earnings per share of 29 percent.

Diluted earnings per share for the fourth quarter of 2006 include a gain from the sale of shares in Vision Systems Limited, net of transaction-related costs, and expenses associated with the Company’s plan to relocate operations from its Mountain View facility to Marlborough headquarters, which together resulted in a net gain of approximately $0.03 per share.

Revenue for the year ended December 31, 2006, grew 20 percent to $608.3 million, compared to full year 2005 revenue of $508.3 million. For the full year 2006, net income was $139.5 million, or $1.16 per diluted share, compared to net income for 2005 of $113.5 million, or $0.94 per diluted share, an increase in diluted earnings per share of 24 percent.

Fourth Quarter 2006 Highlights:

•	Domestic surgical products revenue of $58.3 million increased 36 percent over fourth quarter 2005.

•	International revenue of $19.6 million increased 32 percent over fourth quarter 2005.

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Domestic diagnostic products revenue increased to $85.2 million, driven by a 34 percent increase in ThinPrep® Imager revenue over fourth quarter 2005, and included the shipment of 9.1 million ThinPrep® Pap Tests and 28 ThinPrep Imaging Systems.

•	The business generated cash from operations of $56.1 million in the fourth quarter of 2006.

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Cytyc Reports Record Fourth Quarter and Full Year 2006 Results

Full Year 2006 Highlights:

•	Worldwide revenue of $608.3 million increased $100 million, or 20 percent over 2005.

•	Domestic surgical products revenue increased 43 percent over 2005 to $206.0 million, representing 34 percent of total revenue.

•	International revenue increased 29 percent over 2005 to $68.3 million, or 11 percent of total revenue.

•

Domestic diagnostic products revenue increased to $334.0 million, driven by a 51 percent increase in ThinPrep® Imager revenue over 2005 and included the shipment of 35.9 million ThinPrep® Pap Tests and 127 ThinPrep Imaging Systems.

•	In October, the Company acquired the business of Helica Instruments Limited, net of certain assets, a company that developed a surgical product for the treatment of endometriosis.

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In November at the American Society of Cytopathology Annual Meeting, the Company introduced the Cellient™ Automated Cell Block system, a fully automated system that allows individual cells or small tissue samples to be processed for histological examination.

•	The business generated cash from operations of $173.7 million in 2006.

Patrick J. Sullivan, Cytyc’s chairman, president, and chief executive officer, stated, “2006 was a record year for Cytyc. The Company achieved robust revenue and earnings per share growth of 20 and 24 percent, respectively, through a diverse offering of market leading diagnostic and high growth surgical products. Surgical products represented more than one-third of our revenue for the year. We continue to see growth in our domestic diagnostics business, fueled by the market conversion to the ThinPrep Imaging System and the strength of our ThinPrep Pap Test which provides the financial foundation for future growth. Our international sales grew 29 percent over 2005 as we continue to see strong adoption of our diagnostic products in Europe, Canada, and Asia. To achieve our goal of providing long-term growth, we will be expanding our product offerings with the planned launch of the Cellient Automated Cell Block System in 2007. In addition, we expect to launch an enhanced version of the instrument acquired from Helica Instruments for the treatment of endometriosis in 2008. These products underscore our commitment to provide innovative medical technologies, both internally developed and acquired, that leverage our existing sales and operating infrastructure.”

Mr. Sullivan concluded, “We are excited about our growth plans for 2007. These plans will be led by increased utilization of NovaSure and MammoSite products, increased imager revenue as the ThinPrep Imaging System becomes the standard of care for cervical cancer screening, and strong international growth from both our diagnostic and surgical products.”

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Cytyc Reports Record Fourth Quarter and Full Year 2006 Results

The Company’s segment revenue was as follows:

	Three Months Ended December 31,			Year Ended December 31,
	2006	2005	% Change	2006	2005	% Change
	($ in millions)			($ in millions)
Domestic Diagnostic Products (1)	$85.2	$80.8	5%	$334.0	$311.3	7%
Domestic Surgical Products (2)	58.3	43.0	36%	206.0	143.9	43%
International (3)	19.6	14.8	32%	68.3	53.1	29%

Total Company Revenue	$163.1	$138.6	18%	$608.3	$508.3	20%

(1)	Domestic diagnostic products revenue consists primarily of revenue from sales of the ThinPrep Pap Test and use of the ThinPrep Imaging System.
(2)	Domestic surgical products revenue consists of revenue from sales of the NovaSure Endometrial Ablation System and the MammoSite and GliaSite® Radiation Therapy Systems.
(3)	International revenue consists of revenue from sales outside of the United States of the NovaSure Endometrial Ablation System, the MammoSite Radiation Therapy System, the ThinPrep Pap Test, and use of the ThinPrep Imaging System.

The Company generated $173.7 million of cash flow from operations during 2006, demonstrating the strength of its business model. Total cash and investments as of December 31, 2006, was $297.7 million, after investing $108 million in the share repurchase program during the year.

Non-GAAP Information

In addition to disclosing results determined in accordance with generally accepted accounting principles, or GAAP, Cytyc also discloses adjusted, or non-GAAP, results of operations that exclude certain items. By disclosing this non-GAAP information, management intends to provide investors with additional information to further analyze Cytyc’s performance and underlying trends. In order to better assess operating trends, management utilizes a measure of adjusted net income and adjusted diluted net income per common share on a non-GAAP basis that excludes for the applicable period stock options expensed under new accounting guidelines adopted January 1, 2006, net of tax effects, the gain on sale of Vision Systems stock in the fourth quarter of 2006, net of related transaction fees and tax effects, a restructuring charge in the fourth quarter of 2006 related to the closure of the Company’s Mountain View, California, facility, net of tax effects, and a charge in the first quarter of 2005, net of tax effects, related to the DEKA Products Limited Partnership arbitration panel decision.

Management believes adjusted net income provides useful supplemental information to management and investors regarding the performance and underlying trends of Cytyc’s business operations and facilitates comparisons to its historical operating results. Management uses this information internally for forecasting, budgeting, evaluating the effectiveness of Cytyc’s

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Cytyc Reports Record Fourth Quarter and Full Year 2006 Results

operational strategies, and performance measurement for compensation of management and employees. Management believes it is important to provide investors with the same metrics used by management to measure operating performance, which assists investors in analyzing the underlying trends in Cytyc’s business over time.

Non-GAAP information should not be viewed as a substitute for, or superior to, net income or other data prepared in accordance with GAAP as measures of Cytyc’s profitability or liquidity. Users of this financial information should consider the types of events and transactions for which adjustments have been made. See the tables in this press release for a reconciliation of non-GAAP amounts to amounts reported under GAAP.

Cytyc management will discuss fourth quarter and full year 2006 results, business highlights and future expectations during a conference call on February 8 at 8:30 a.m. (Eastern). The call will be hosted by Patrick J. Sullivan, Cytyc Corporation’s chairman, president, and chief executive officer, and Timothy M. Adams, chief financial officer. A live webcast of the call may be accessed at Cytyc’s website, http://ir.cytyc.com, and the event will be available for replay at this site approximately two hours following the call until February 22, 2007. Those without web access may access the call by dialing 201-689-8560. A telephonic replay of the call will be available through February 22, 2007, by dialing 201-612-7415; enter account # 3055 and conference ID # 226904.

Cytyc Corporation is a diversified diagnostic and medical device company that designs, develops, manufactures, and markets innovative and clinically effective diagnostic and surgical products. Cytyc’s products cover a range of cancer and women’s health applications, including cervical cancer screening, treatment of excessive menstrual bleeding, radiation treatment of early-stage breast cancer, and radiation treatment of patients with malignant brain tumors.

Cytyc is traded on The NASDAQ Global Select Market under the symbol CYTC. Cytyc, ThinPrep, FirstCyte, NovaSure, MammoSite, and GliaSite are registered trademarks of Cytyc Corporation. Cellient is a trademark of Cytyc Corporation.

Forward-looking statements in this press release are made pursuant to the provisions of Section 21E of the Securities Exchange Act of 1934. Investors are cautioned that statements in this press release which are not strictly historical statements, including, without limitation, statements relating to Cytyc’s future financial condition, operating results and economic performance, and management’s expectations regarding key customer relationships, future growth opportunities, product acceptance and business strategy, constitute forward-looking statements. These statements are based on current expectations, forecasts and assumptions that are subject to risks and uncertainties, which could cause actual outcomes and results to differ materially from those statements. Risks and uncertainties include, among others, dependence on key personnel and customers as well as reliance on proprietary technology, uncertainty of product development efforts and timelines, management of growth, product diversification, and organizational change, entry into new market segments domestically and new markets internationally, risks associated with litigation, the successful consummation of planned acquisition transactions, the effective integration of acquired businesses and technologies, competition and competitive pricing pressures, risks associated with the FDA regulatory approval processes and healthcare

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Cytyc Reports Record Fourth Quarter and Full Year 2006 Results

reimbursement policies in the United States and abroad, introduction of technologies that are disruptive to Cytyc’s business and operations, the impact of new accounting requirements and governmental rules and regulations, as well as other risks detailed in Cytyc’s filings with the Securities and Exchange Commission, including those under the heading “Risk Factors” in its 2005 Annual Report on Form 10-K and its most recent Quarterly Report on Form 10-Q filed with the Commission. Cytyc cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date they were made. Cytyc disclaims any obligation to publicly update or revise any such statements to reflect any change in its expectations or events, conditions, or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

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Cytyc Corporation Reports

Cytyc Corporation

Condensed Consolidated Statements of Income

(in thousands, except per share data)

	Three Months Ended December 31,
	2006	2005
Net sales	$163,057	$138,641
Cost of sales	36,249	29,193

Gross profit	126,808	109,448

Operating expenses:
Research and development	11,734	9,328
Sales and marketing	41,011	35,194
General and administrative	19,170	11,648
Restructuring	2,885	—

Total operating expenses	74,800	56,170

Income from operations	52,008	53,278

Other income (expense), net:
Interest income	1,973	1,266
Interest expense	(1,997)	(1,792)
Gain on strategic investments, net	10,766	—
Other income (expense)	2,447	(127)

Total other income (expense), net	13,189	(653)

Income before provision for income taxes	65,197	52,625
Provision for income taxes	22,784	19,208

Net income	$42,413	$33,417

Net income per common and potential common share:
Basic	$0.37	$0.29

Diluted	$0.35	$0.27

Weighted average common and potential common shares outstanding:
Basic	113,483	114,388

Diluted	122,809	126,513

Cytyc Corporation Reports

Cytyc Corporation

Condensed Consolidated Statements of Income

(in thousands, except per share data)

	Twelve Months Ended December 31,
	2006	2005
Net sales	$608,250	$508,251
Cost of sales	134,184	107,149

Gross profit	474,066	401,102

Operating expenses:
Research and development	44,134	32,330
Sales and marketing	161,925	131,346
General and administrative	63,452	45,298
Restructuring	2,885	—
Arbitration decision	—	7,807

Total operating expenses	272,396	216,781

Income from operations	201,670	184,321

Other income (expense), net:
Interest income	7,207	3,280
Interest expense	(7,506)	(7,168)
Gain on strategic investments, net	10,766	—
Other income (expense)	2,535	(1,715)

Total other income (expense), net	13,002	(5,603)

Income before provision for income taxes	214,672	178,718
Provision for income taxes	75,135	65,232

Net income	$139,537	$113,486

Net income per common and potential common share:
Basic	$1.22	$1.00

Diluted	$1.16	$0.94

Weighted average common and potential common shares outstanding:
Basic	114,009	113,528

Diluted	123,759	125,446

Cytyc Corporation Reports

Cytyc Corporation

Condensed Consolidated Balance Sheets

(in thousands)

	December 31, 2006	December 31, 2005
Assets:
Current assets:
Cash and investment securities	$297,710	$220,619
Accounts receivable, net	94,943	82,833
Inventories, net	29,503	24,033
Other current assets	14,997	9,805

Total current assets	437,153	337,290

Property and equipment:
Property and equipment	135,272	101,604
Equipment under customer usage agreements	92,136	66,832
Less: accumulated depreciation and amortization	(78,401)	(54,826)

Total property and equipment, net	149,007	113,610

Goodwill and other intangible assets, net	569,010	581,957
Other assets, net	9,544	7,022

Total Assets	$1,164,714	$1,039,879

Liabilities and Stockholders’ Equity:
Current liabilities	$74,137	$89,183
Long-term debt and other non-current liabilities	331,604	322,345
Stockholders’ equity	758,973	628,351

Total Liabilities and Stockholders’ Equity	$1,164,714	$1,039,879

Cytyc Corporation Reports

Cytyc Corporation

Condensed Consolidated Statements of Cash Flows

(in thousands)

	Twelve Months Ended December 31,
	2006	2005
Cash flows from operating activities:
Net income	$139,537	$113,486
Stock-based compensation expense pursuant to SFAS No. 123R	21,138	—
Gain on strategic investments, net	(10,766)	—
Depreciation and amortization	23,277	17,250
Amortization of intangible assets	10,896	6,808
Change in deferred income taxes and other non-cash items	(8,736)	26,144
Changes in assets and liabilities, excluding effects of acquisition:
Accounts receivable	(11,155)	(18,497)
Inventories	(5,236)	(5,863)
Other assets and liabilities	10,555	22,688
Tax benefit from exercise of stock options and employee stock purchase plan	4,206	13,985

Net cash provided by operating activities	173,716	176,001

Cash flows from investing activities:
Acquisition of Helica, net	(1,271)	—
Acquisition of Proxima Therapeutics, Inc., net	(21,074)	(161,830)
(Increase) decrease in other assets	(1,913)	60
Increase in equipment under customer usage agreements	(25,512)	(27,270)
Purchases of property and equipment, net	(22,259)	(13,360)
(Purchases) sales and maturities of investment securities, net (1)	(48,537)	50,045

Net cash used in investing activities	(120,566)	(152,355)

Cash flows from financing activities:
Purchase of treasury shares	(108,650)	(50,056)
Proceeds from exercise of stock options and issuance of share sunder employee stock purchase plan	69,515	64,078
Payments relating to securing line of credit facility	(1,305)	—
Excess tax benefit from exercise of stock options and employee stock purchase plan	3,770	—

Net cash (used in) provided by financing activities	(36,670)	14,022

Effect of exchange rate changes on cash	732	(477)

Net increase in cash and cash equivalents	17,212	37,191
Net increase (decrease) in investment securities	59,879	(48,867)

	77,091	(11,676)
Beginning cash and investment securities	220,619	232,295

Ending cash and investment securities	$297,710	$220,619

(1)	Includes $11.2 million gain on sale of shares of Vision Systems Limited in December 2006

Cytyc Corporation Reports

Cytyc Corporation

Reconciliation of Net Income per Common Share

(in thousands, except per share data)

The following tables provide reconciliations of the net income and weighted average common shares used in calculating basic and diluted net income per share (using the if-converted method):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2006	2005	2006	2005
Numerator:
Net income, as reported, for basic earnings per share	$42,413	$33,417	$139,537	$113,486
Interest expense on convertible debt, net of tax	1,000	1,138	4,493	4,552

Net income, as adjusted, for diluted earnings per share	$43,413	$34,555	$144,030	$118,038

Denominator:
Basic weighted average common shares outstanding	113,483	114,388	114,009	113,528
Dilutive effect of assumed exercise of stock options	900	3,699	1,324	3,492
Dilutive effect of assumed conversion of convertible debt	8,426	8,426	8,426	8,426

Weighted average common shares outstanding assuming dilution	122,809	126,513	123,759	125,446

Basic net income per common share	$0.37	$0.29	$1.22	$1.00

Diluted net income per common and potential common share	$0.35	$0.27	$1.16	$0.94

Cytyc Corporation Reports

Reconciliation of Non-GAAP Measures

(in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2006	2005	2006	2005
Net income reconciliation (all amounts net of tax):
Net income, as reported	$42,413	$33,417	$139,537	$113,486
Stock-based compensation under new accounting rules (1)	3,542	—	15,011	—
Gain on sale of Vision Systems stock, net of transaction fees (2)	(6,326)	—	(6,189)	—
Restructuring (3)	1,877	—	1,875	—
Arbitration decision (4)	—	—	—	4,957

Adjusted net income	$41,506	$33,417	$150,234	$118,443

Net income per common share reconciliation:
Net income per common share, diluted, as reported	$0.35	$0.27	$1.16	$0.94
Stock-based compensation under new accounting rules (1)	0.02	—	0.10	—
Gain on sale of Vision Systems stock, net of transaction fees (2)	(0.05)	—	(0.05)	—
Restructuring (3)	0.02	—	0.02	—
Arbitration decision (4)	—	—	—	0.04

Adjusted net income per common share, diluted	$0.34	$0.27	$1.23	$0.98

Weighted average diluted shares outstanding reconciliation:
Weighted average diluted shares outstanding, as reported	122,809	126,513	123,759	125,446
Stock-based compensation under new accounting rules (1)	1,879	—	1,691	—

Adjusted weighted average diluted shares outstanding	124,688	126,513	125,450	125,446

(1)	Cytyc adopted new accounting guidelines requiring expensing of stock-based compensation beginning in January 2006. In addition to stock-based compensation expense recorded in the statement of income, these new rules also resulted in a reduction of weighted average diluted shares outstanding of 1.9 million and 1.7 million shares for the three and twelve months ended December 31, 2006, respectively. Total stock-based compensation in the Company’s statement of income were as follows:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2006	2005	2006	2005
Cost of sales	$244	$—	$1,268	$—
Research and development	568	—	2,959	—
Sales and marketing	1,785	—	9,301	—
General and administrative	1,461	—	7,610	—

Total stock-based compensation expense	$4,058	$—	$21,138	$—

(2)	As a result of the sale of its shares of Vision Systems Limited, Cytyc realized a pre-tax gain of $13.1 million, including a realized foreign currency gain of $1.9 million related to this transaction, offset in part by transaction-related costs.
(3)	Represents $2.9 million of severance costs associated with a decision during the fourth quarter of 2006 to consolidate the Company’s Mountain View, California operations into its Costa Rica and Massachusetts operations.
(4)	Charge in the first quarter of 2005 related to the DEKA Partnership arbitration panel decision, which was $7.8 million, offset by the related tax benefit.